Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 30, 2006 accompanying the financial statements of Silver Star Energy, Inc., appearing in the Report 10-KSB, for the year ended December 31, 2005, which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Robison, Hill & Co.

Robison, Hill & Co.

Certified Public Accountants

Salt Lake City, Utah

April 13, 2006